Exhibit 99.3
February 9, 2010
Steve Capelli
President, World Wide Field Operations
One Sybase Drive
Dublin, CA 94568
(Delivered by hand)
Dear Steve:
This is to inform you of your 2010 compensation as approved by the Sybase, Inc. Compensation Committee of the Board of Directors:
1.	Cash Compensation (effective January 1, 2010)
a.	Annual base salary: $458,378

b.	Incentive bonus target: $420,473

c.	Total target cash compensation (TTC): $878,851
You will receive shortly your 2010 Variable Compensation Plan document with the details of your 2010 quota and plan components.
2.	Long-Term Incentives
(a)	Sybase Stock Option Grant (4-year service vest)
•	27,938 options
(b)	Restricted Stock Grant (3-year cliff vest)
•	8,385 shares
(c)	Restricted Stock Grant (1-year performance period; 3-year cliff vest)
•	25,154 shares
The vesting terms are set out in the relevant equity award grant agreement.
I also want to take this opportunity to thank you for your contributions in 2009. I look forward to your support and contributions in 2010.
Sincerely,
/s/ John S. Chen
John S. Chen
Chairman, CEO, and President
cc HR file